SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]      Preliminary Information Statement
[ ]      Definitive Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                               GLOBAL AXCESS CORP.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]     No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

        (1)  Title of each class of securities to which transaction applies:

        (2)  Aggregate number of securities to which the transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)  Proposed maximum aggregate value of transaction:

        (5)  Total fee paid:

[ ]     Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount previously paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:

                               GLOBAL AXCESS CORP.
                           224 Ponte Vedra Park Drive
                        Ponte Vedra Beach, Florida 32082


                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                                     Ponte Vedra Beach, Florida
                                                     *, 2004

          This information statement has been mailed on or about *, 2004 to the stockholders of record on *, 2004 (the "Record Date") of Global Axcess Corp., a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by stockholders of the Company holding a majority of the outstanding shares of common stock of the Company, dated as of January 28, 2004. The actions to be taken pursuant to the written consent shall be taken on or about *, 2004, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                           By Order of the Board of Directors,

                                           /s/ Michael Dodak
                                           -----------------------------
                                           Chairman of the Board

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JANUARY 28, 2004

To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of stockholders holding a majority of the outstanding shares of common stock of the Company dated January 28, 2004, in lieu of a special meeting of the stockholders. Such action will be taken on or about *, 2004:

         1. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company from 125,000,000 shares to 225,000,000 shares.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, the Company's authorized capitalization consisted of 125,000,000 shares of Common Stock, of which * shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

         Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of January 28, 2004 have voted in favor of the foregoing proposals by resolution dated January 28, 2004 and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2004.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada General Corporation Law.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

          On January 28, 2004, stockholders holding a majority of the outstanding common stock of the Company approved an amendment to the Company's Certificate of Incorporation, as amended, to replace Article IV in its entirety, which will result in an increase to the number of authorized shares of Common Stock. The Company's Certificate of Incorporation, as amended, currently authorizes for issuance 150,000,000 shares consisting of 125,000,000 of common stock and 25,000,000 shares of preferred stock. The approval of this amendment to the Certificate of Incorporation will increase the Company's authorized shares of common stock to 250,000,000. The Company currently has authorized (i) common stock of 125,000,000 shares and approximately * shares of Common Stock are issued and outstanding as of the Record Date and (ii) authorized preferred stock of 25,000,000 and no preferred stock outstanding. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing and stock based acquisitions. In addition, the increase in the authorized common stock will provide the Company with the needed capital to enter into the financing transactions defined below.


          Upon filing the certificate of amendment to the Company's certificate of incorporation to increase the Company's authorized shares of common stock from 125,000,000 to 225,000,000, Article IV of the Company Certificate of Incorporation, as amended, will be as follows:

          "Capital Stock. The aggregate number of shares of all classes of stock, which the Corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000) of which Two Hundred Twenty Five Million (225,000,000) shares will be designated $.001 par value common stock ("Common Stock"), and Twenty Five Million (25,000,000) shares shall be designated $.001 par value preferred stock ("Preferred Stock"). Without further authorization from the shareholders, the Board of Directors shall have the authority to divide the Common Stock into separate classes or series with such designations, preferences or other special rights, or qualifications, limitations or restrictions thereof prior to issuance of any or all of the shares of such Common Stock, and to forward or reverse split or divide into separate such issues shares of Common Stock without affecting the total number of shares of Common Stock authorized hereby, and, further, to divide and issue from time to time any or all of the Twenty Five Million (25,000,000) shares of such Preferred Stock into one or more series with such designations, preferences or other special rights, or qualification, limitations or restrictions thereof, as may be designated by the Board of Directors, prior to the issuance of such series, and the Board of Directors is hereby expressly authorized to fix by resolution or resolutions only and without further action or approval of the Corporation's shareholders, prior to such issuance, such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions, including, without limitation the date and times at which, and the rate, if any, or rates at which dividends on such series of Common Stock or Preferred Stock shall be paid; the rights, if any, of the holders of such class or series of the Common Stock or Preferred Stock to vote and the manner of voting, except as otherwise provided by the law, the rights, if any, of the holders of shares of such class or series of Common Stock or Preferred Stock to convert the same into, or exchange the same for, other classes of stock of the Corporation, and the terms and conditions for such conversion or exchange; the redemption price or prices and the time at which, and the terms and conditions of which, the shares of such class or series of Common Stock or Preferred Stock may be redeemed; the rights of the holders of shares of such class or series of Common Stock or
          Preferred Stock upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, and the terms of the sinking fund or redemption or purchase account, if any, to be provided for such class or series of Common Stock or
          Preferred Stock. Any and all shares of the corporations preferred stock authorized or issued and outstanding are hereby canceled and any class of preferred stock created prior to the date hereof is hereby abolished and such shares are hereby considered undesignated and part of the preferred stock hereby created and authorized. The designations, preferences, and relative, participating, optional or other special rights, the qualifications, limitations or restrictions thereof, of each additional series, if any, may differ from those of any and all other series already outstanding. Further, the Board of Directors shall have the power to fix the number of shares constituting any classes or series and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not above the number of shares of that class or series then authorized. As of the date hereof, there are no shares of Preferred Stock issued or outstanding."

INCREASE IN AUTHORIZED COMMON STOCK

          The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

          As of the Record Date, a total of * shares of the Company's currently authorized 125,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

          The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

          Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

January 2004 Financing

          On January 29, 2004, the Company raised $3,500,000 in connection with the sale of 14,000,000 shares of common stock for $.25 per share to two institutional investors. The investors, upon the purchase of every two shares of common stock, also received four common stock purchase warrants, which resulted in the issuance of 28,000,000 common stock purchase warrants. The Company issued four types of warrants (F Warrants, G Warrants, H Warrants and I Warrants), which are exercisable for a period of five years or for 18 months after the effective date of a registration statement covering the shares of common stock underlying the warrants, whichever is longer. The four warrants terms are as follows:

     o The F Warrants are exercisable at $.35 per share and are not callable by the Company.

     o The G Warrants are exercisable at $.35 per share and are callable by the Company if the market price of the Company's common stock is equal to or in excess of $0.70 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares common stock underlying the G Warrant.

     o The H Warrants are exercisable at $.50 per share and are callable by the Company if the market price of the Company's common stock is equal to or in excess of $1.00 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares common stock underlying the H Warrant.

     o The I Warrants are exercisable at $1.00 per share and are callable by the Company if the market price of the Company's common stock is equal to or in excess of $1.25 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares common stock underlying the I Warrant.

          Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding beneficial ownership of our common stock as of March 10, 2004

     o by each person who is known by us to beneficially own more than 5% of our common stock;
     o    by each of our officers and directors; and
     o    by all of our officers and directors as a group.



Name                                                                   Number      Percent(1)
----                                                                   ------     ----------
Mike Dodak                                                           4,770,935     5.90%  (3)
David Fann                                                           4,336,384     5.36%  (4)
David Surette                                                          358,744     0.45%  (5)
Robert Colabrese                                                     1,205,774     1.50%  (6)
George McQuain                                                         167,500     0.21%  (7)
Steve Mortensen                                                      1,906,437     2.37%  (8)
Don Headlund(2)                                                         40,000     0.05%  (9)
Lock Ireland                                                           985,035     1.22%  (10)
Robert Landis                                                          300,000     0.37%  (11)
Georg Hochwimmer                                                       100,000     0.12%  (12)

                                                            ------------------------------------
All executive officers and                                          14,170,809    17.18%
directors as a group (10 persons)                           ------------------------------------


Other 5% owners:
Barron Partners, LP                                                 18,000,000    19.49%  (13)
Rennaissance Capital Growth & Income Fund III, Inc.                 12,200,001    13.79%  (14)
Rennaissance U.S. Growth Investment Trust PLC                       12,200,001    13.79%  (15)
BFS U.S. Special Opportunities Trust PLC                            12,200,001    13.79%  (16)
Cardservice International, Inc.                                      7,056,461     8.78%  (17)

                                                            ------------------------------------
                                                                    61,656,464    52.81%
                                                            ------------------------------------



The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations promulgated under the Securities Exchange Act of 1934. Beneficially owned securities may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual. Beneficially owned securities may also include other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days of March 10, 2004 pursuant to the conversion of convertible equity, exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.

(1)Based on 80,348,772 shares of common stock outstanding as of March 10, 2004.

(2)Does not include shares of common stock owned by Cardeservices International. Donald Headlund is the President and an officer of Cardservices International. Mr. Headlund owns 600 shares of First Data Corporation, which is 100% owner of Cardservice International. Mr. Headlund owns approximately .0001% of the outstanding shares of common stock of First Data Corporation.

(3) included are 4,258,435 common shares, 175,000 stock purchase options exercisable at $0.18 per share and 337,500 exercisable at $0.34 per share

(4) included are 3,823,884 common shares, 175,000 stock purchase options exercisable at $0.18 per share and 337,500 exercisable at $0.34 per share

(5) included are 191,244 common shares, 100,000 stock purchase options exercisable at $0.07 per share and 67,500 stock purchase options exercisable at $0.34 per share

(6) included are 1,025,774 common shares, 12,500 stock purchase options exercisable at $0.135, 100,000 stock options exercisable at $0.18 and 67,500 stock options exercisable at $0.34

(7) included are 100,000 stock options exercisable at $0.18 and 67,500 stock purchase options exercisable at $0.34

(8) included are 1,764,937 common shares, 75,000 stock options exercisable at $4.00, 37,500 exercisable at $0.18 and 29,000 exercisable at $0.34

(9) included are 40,000 common shares

(10)included are 825,035 common shares, 100,000 stock options exercisable at $0.22, and 60,000 stock purchase warrants exercisable at $0.35

(11) included are 100,000 common shares, 100,000 stock options exercisable at $0.22 and 100,000 stock purchase warrants exercisable at $0.10

(12) included are 100,000 stock options exercisable at $0.33

(13)included are 6,000,000 common shares and 12,000,000 stock purchase warrants exercisable at prices ranging from $0.35 to $1.00

(14)included are 4,066,667 common shares and 8,133,334 stock purchase warrants exercisable at prices ranging from $0.35 to $1.00

(15)included are 4,066,667 common shares and 8,133,334 stock purchase warrants exercisable at prices ranging from $0.35 to $1.00

(16)included are 4,066,667 common shares and 8,133,334 stock purchase warrants exercisable at prices ranging from $0.35 to $1.00

(17) included are 7,056,461 common shares


                             ADDITIONAL INFORMATION

          The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2003 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to David Surette, CFO, Global Axcess Corp., 224 Ponte Vedra Beach, Florida 32082; (904) 280-8588.


                                  EXHIBIT INDEX

Exhibit A         Certificate of Amendment to the Certificate of Incorporation

                                           By Order of the Board of Directors,

                                            /s/ Michael Dodak
                                            ---------------------------------
                                            Michael Dodak
                                            Chairman of the Board

Ponte Vedra Beach, Florida
*, 2004

EXHIBIT A


                           CERTIFICATE OF AMENDMENT TO
                         CERTIFICATE OF INCORPORATION OF
                               GLOBAL AXCESS CORP.

          Global Axcess Corp., (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of the Corporation, in lieu of meeting by consent, adopted the following resolution:

          "RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article FOUR of the Certificate of Incorporation be amended to read as follows:

          RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article IV of the Certificate of Incorporation be superceded and replaced as follows:

           Capital Stock. The aggregate number of shares of all classes of stock, which the Corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000) of which Two Hundred Twenty Five Million (225,000,000) shares will be designated $.001 par value common stock ("Common Stock"), and Twenty Five Million (25,000,000) shares shall be designated $.001 par value preferred stock ("Preferred Stock"). Without further authorization from the shareholders, the Board of Directors shall have the authority to divide the Common Stock into separate classes or series with such designations, preferences or other special rights, or qualifications, limitations or restrictions thereof prior to issuance of any or all of the shares of such Common Stock, and to forward or reverse split or divide into separate such issues shares of Common Stock without affecting the total number of shares of Common Stock authorized hereby, and, further, to divide and issue from time to time any or all of the Twenty Five Million (25,000,000) shares of such Preferred Stock into one or more series with such designations, preferences or other special rights, or qualification, limitations or restrictions thereof, as may be designated by the Board of Directors, prior to the issuance of such series, and the Board of Directors is hereby expressly authorized to fix by resolution or resolutions only and without further action or approval of the Corporation's shareholders, prior to such issuance, such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions, including, without limitation the date and times at which, and the rate, if any, or rates at which dividends on such series of Common Stock or Preferred Stock shall be paid; the rights, if any, of the holders of such class or series of the Common Stock or Preferred Stock to vote and the manner of voting, except as otherwise provided by the law, the rights, if any, of the holders of shares of such class or series of Common Stock or Preferred Stock to convert the same into, or exchange the same for, other classes of stock of the Corporation, and the terms and conditions for such conversion or exchange; the redemption price or prices and the time at which, and the terms and conditions of which, the shares of such class or series of Common Stock or Preferred Stock may be redeemed; the rights of the holders of shares of such class or series of Common Stock or
           Preferred Stock upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, and the terms of the sinking fund or redemption or purchase account, if any, to be provided for such class or series of Common Stock or
           Preferred Stock. Any and all shares of the corporations preferred stock authorized or issued and outstanding are hereby canceled and any class of preferred stock created prior to the date hereof is hereby abolished and such shares are hereby considered undesignated and part of the preferred stock hereby created and authorized. The designations, preferences, and relative, participating, optional or other special rights, the qualifications, limitations or restrictions thereof, of each additional series, if any, may differ from those of any and all other series already outstanding. Further, the Board of Directors shall have the power to fix the number of shares constituting any classes or series and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not above the number of shares of that class or series then authorized. As of the date hereof, there are no shares of Preferred Stock issued or outstanding.

          RESOLVED, that the appropriate corporate officers be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Corporation to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability."


          SECOND: That the aforesaid amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of
Section 78.320 of the General Corporation Law of the State of Nevada.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this ___ day of _____ 2004.



                  By:___________________________
                  Name:    Michael Dodak
                  Title:   Chief Executive Officer


                  By:___________________________
                  Name:    David Fann
                  Title:  Secretary